SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant                                         ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
           ☒           Preliminary Proxy Statement                                                                           ☐           Confidential, For Use of the
           ☐           Definitive Proxy Statement                                                                                            Commission Only (as
           ☐           Definitive Additional Materials                                                                                       permitted by Rule 14a-6(e)(2))
           ☐           Soliciting Material Under Rule 14a-12

PARADIGM OIL AND GAS,  INC.
(Name of Registrant as Specified in Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PARADIGM OIL AND GAS, INC.
31 Walmer Road, Suite 6
Toronto, ON M5R 2W7
(416) 928-3095

Notice of Annual Meeting of Shareholders
to be held on July 28, 2008

To the Shareholders of Paradigm Oil and Gas, Inc.:

You are cordially invited to attend the annual meeting of shareholders of Paradigm Oil and Gas, Inc. to be held at 48 Yonge Street, Suite 1200, Toronto, Ontario, Canada, on Monday, July 28, 2008, at 10:00 a.m., EST, to consider and act upon the following matters:

•	To elect one director to serve for the ensuing one-year period or until his successor is elected and qualified;

•	To approve the one for 300 reverse stock split of the outstanding common stock of Paradigm Oil and Gas, Inc.;

•	To approve an amendment to the articles of incorporation to authorize a class of preferred stock; and

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on June 30, 2008 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting.  Whether or not you expect to attend the meeting, you are earnestly requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope.  Returning a proxy will not affect your right to vote in person if you attend the meeting.  You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the meeting.

By Order of the Board of Directors

Marc Juliar, Chairman of the Board
Toronto, Ontario
June17, 2008

PARADIGM OIL AND GAS, INC.

Proxy Statement

Annual Meeting of Shareholders
to be held on July 28, 2008
__________

This proxy statement and the accompanying form of proxy is furnished to shareholders of Paradigm Oil and Gas, Inc. in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders to be held at 48 Yonge Street, Suite 1200, Toronto, Ontario, Canada on Monday, July 28, 2008, at 10:00 a.m. EST, and at any and all postponements or adjournments.

This proxy statement, the accompanying notice of meeting of shareholders, the proxy and the annual report to shareholders on Form 10-KSB for the year ended December 31, 2007 are being mailed on or about July 7, 2008 to shareholders of record on June 30, 2008.  We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

•	To elect one director to serve for the ensuing one-year period or until his successor is elected and qualified;

•	To approve the one for 300 reverse stock split of the outstanding common stock of Paradigm Oil and Gas, Inc.;

•	To approve an amendment to the certificate of incorporation to add a class of preferred shares ; and

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

Who is entitled to vote?

Holders of our common stock as of the close of business on June 30, 2008, the record date, are entitled to vote at the meeting.  As of that date, we had issued and outstanding 35,366,881 shares of common stock, our only class of voting securities outstanding.  Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board.  The persons named in the proxy have been designated as proxies by our board.  If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

•	FOR the election of the one director nominee listed below under Proposal 1;

•	FOR the approval of the one for 300 reverse stock split of the common stock under Proposal 2; and

•	FOR the approval of the authorization of a class of preferred stock under Proposal 3.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments.  If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxy in accordance with their respective best judgment.

May I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation of the proxy to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and Nevada law.  The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter.  Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock.  The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting.  If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum.  Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for each matter?

           The election of directors requires a plurality vote of the votes cast at the meeting.  “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors.  Consequently, any shares not voted “FOR” a particular nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee’s favor.  There is no cumulative voting for directors of our company.  There is only one director position and one person being proposed; hence if the nominee receives any votes, he will continue in office.  Mr. Juliar, the nominee, who holds a majority of the votes to be cast at the meeting, has indicated that he will vote in his favor.  If there are several nominees for director to be elected, the person receiving the highest number of votes will be elected if nominees other than the person nominated by the board are presented.

           The approval of the proposal to effect the reverse stock split and the amendment to authorize a class of preferred stock requires a vote in favor of each proposal representing a majority of the issued and outstanding shares of common stock. Because these proposals require an absolute majority, abstentions and broker non-votes and stockholders withholding their vote will have the effect of a vote against the proposal.

           Each other proposal that may be voted on at the annual meeting, unless otherwise required by Nevada law or the certificate of incorporation or bylaws of the company, will be approved if the number of votes cast at the meeting in favor of the proposal exceeds the number of votes cast in opposition to the proposal. Abstentions and shares deemed present at the meeting but not entitled to vote with respect to each of the proposals (because of either stockholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such proposal.

How do I vote?

You may vote your shares in one of three ways: by mail, facsimile or in person at the meeting.  The prompt return of the completed proxy card vote will assist us in preparing for the meeting.  Date, sign and return the accompanying proxy in the postage-prepaid envelope enclosed for that purpose.  You can specify your choices by marking the appropriate boxes on the proxy card.  If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. If you hold your shares in “street name,” you should contact either your broker or the company as to the requirements that will enable you to vote your shares at the meeting.  If you wish to fax your proxy, please copy both the front and back of the signed proxy and fax same to Pacific Stock Transfer, Inc. at (702) 433-1979; telephone: (702) 361-3033.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of June 30, 2008, with respect to the ownership of our common shares by:

•	each person or group who beneficially owns more than 5% of our common shares;
•	each of our directors;
•	our chief executive officer and our other named executive officers, if any; and
•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of warrants or options or conversions of convertible securities.  Accordingly, common shares issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of June 30, 2008, have been included in the table with respect to the beneficial ownership of the person owning the options or warrants, but not with respect to any other persons.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Marc Juliar(2)	3,450,000	9.75%
Brice Scheschuk (3)	2,500,000	7.07%
International E-trade Equites, Ltd (4)	3,450,000	9.75%
All directors and executive officers as a group (one person)	3,450,000	9.75%

(1)
Unless otherwise noted, we believe that persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws, where applicable.

(2)	Shares held directly by Mr. Marc Juliar. The business address for Mr. Marc Juliar is c/o Paradigm Oil and Gas, Inc., Inc., 31 Walmer Road Suite 6, Toronto, Ontario, M5R 2W7.

(3)	The address for Mr. Scheschuk is 31 Walmer Rd, Suite 6 Toronto, ON M5R 2W7.

(4)	The address for International E-trade Equites, Ltd is Box 1366 GT Georgetown, Grand Cayman

PROPOSAL 1:

ELECTION OF DIRECTORS

Our by-laws currently provide for one director who will serve a term of one year.  At this annual meeting you are being requested to vote on one director to serve a term expiring at the next annual meeting or until his successor is elected and qualified.

Unless authority is withheld, the proxies solicited by our board of directors will be voted “FOR” the election of Mr. Marc Juliar.  Our management has no reason to believe that the aforementioned person will not be a candidate or will be unable to serve.  However, if he should become unable or unwilling to serve as a director, your proxies will be voted for the election of another person as shall be designated by the board of directors.

Information About Directors, Nominees and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Marc Juliar	30	Chairman, President, Chief Executive Officer and Chief Financial Officer

      Mr. Marc Juliar has served as the company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board since November 2006.  From August 2005 until April 2008, Mr.  Juliar was the President and a director of Aamaxan Transport Group, Inc.  From April 2004 to January 2006,  Mr. Juliar was an officer and director of Kodiak  Energy, Inc.  Mr. Juliar is an independent  contractor to the Film, Music Video and T.V. Commercial  production business.  Mr. Juliar  attended the  University of Toronto located in Toronto, Ontario.

During the last five years, no officers or directors have been involved in any legal proceedings, bankruptcy proceedings, criminal proceedings or violated any federal or state securities or commodities laws or engaged in any activity that would limit their involvement in any type of business, securities or banking activities.

Independence of Directors

Our common stock is traded on the over-the-counter bulletin board.  Therefore, the company is not required to have independent members of the board of directors.

Audit Committee and Financial Expert

The company is not required to have an audit committee.  The company does not have a financial expert.  The company believes that Mr. Julian has sufficient knowledge of accounting and financial statement preparation for the level of current business activities engaged in by the company that a financial expert is not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1)           Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2)           Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the Securities and Exchange Commission and in other public communications made by the company;

3)           Compliance with applicable government laws, rules and regulations;

4)           The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5)           Accountability for adherence to the code.

We have not adopted a formal code of ethics statement. The board of directors evaluated the business of the company and the number of employees and determined that since the business is operated by one person who holds all the officer positions and is the sole director, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.

Shareholder – Director Communication

As Mr. Juliar is our sole director, we do not have a nominating committee for persons to be proposed as directors for election to the board of directors. We do not have any restrictions on shareholder nominations under our articles of incorporation or by-laws. The only restrictions are those generally applicable under Nevada corporate law and the federal proxy rules. Currently the board of directors decides on nominees, on the recommendation of the board of directors. None of the board of directors are "independent." The board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to the board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

Because the sole executive officer and the director of the company are the same person, the board of directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the boards' attention by virtue of the co-extensive employment.

Board of Directors Meetings and Committees

Our board of directors did not hold any meetings and acted by unanimous consent one time in the fiscal year ended December 31, 2007. We expect our directors to attend all board and committee meetings, if any, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Although the board of directors does not have a formal policy of attendance of directors at the annual meeting, it does encourage such attendance. Mr. Juliar attended the prior year’s annual meeting.

Independent Auditor’s Fees

           The company paid audit and financial statement preparation fees for the fiscal year ended December 31, 2007, totaling $21,630  to STS Partners, LLC, our independent auditors.  These fees were as follows:

           Audit fees were $7,500 for 2007 and $19,702 for 2006;

           Audit-related fees were $9,355 for 2007 and zero for 2006;

           Tax fees were $4,775 for 2007  and zero for 2006; and

           All other fees were zero for 2007 and zero for 2006.

Pre-Approval Policies and Procedures

           In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent accountant to render audit or non-audit services, the engagement will be approved by our board of directors, or if there is one, the audit committee.  Our board of directors approved all of the fees referred to in “Independent Auditor’s Fees” above for the fiscal years ended December 31, 2006 and 2007.

Board of Directors’ Compensation

The current policy is that persons who are directors and employees will not be additionally compensated for their services as a director.  There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and expense reimbursement plan.  It is anticipated that such a plan would be primarily based on stock options.

Executive Compensation

Mr. Marc Juliar, our president, chief executive officer, chief financial officer and sole director, in the fiscal years ended December 31, 2006 and 2007, has not been and will not be compensated for any of his services to the company, by means of salary, bonus or equity compensation.  Therefore, the company has not provided compensatory compensation charts that otherwise would be required.

Because the company does not have any compensatory arrangements or plans for its officers or directors, it does not have any compensation committee or developed any compensation analysis of its compensation arrangements. Mr. Juliar determines his own compensation, if any.

Certain Relationships and Related Transactions

Since  November , 2006, Marc Juliar has been the sole director and executive officer of the company and the owner of 3,450,000 shares of common stock or 9.75% of the company's outstanding shares. As Mr. Juliar is the sole officer and director of the company, the company has no specific procedures with respect to the review, approval or ratification of transactions with related persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the company's directors and executive officers, and persons who directly or beneficially own more than 10% of the outstanding shares of the company's common stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission.  Such persons are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the company during the year ended December 31, 2007, and upon a review of Forms 5 and amendments thereto furnished to the company with respect to the year ended December 31, 2007, or upon written representations received by the company from certain reporting persons that no Forms 5 were required for those persons, there were no late filings by the officers and directors and other 10% beneficial holders of common stock.

PROPOSAL 2:

TO APPROVE A ONE FOR THREE HUNDRED STOCK REVERSE STOCK SPLIT

Description of the Proposal

On May 1, 2008, the board of directors authorized a change in the number of outstanding shares of common stock by means of a reverse split at the rate of one new share of common stock for every 300 shares of outstanding common stock and an amendment to Article Fourth of the articles of incorporation, subject to shareholder approval. A form of certificate of amendment to our articles of incorporation is attached to this proxy statement as Exhibit A.

The reverse split itself will change neither the number of authorized shares of common stock nor the par value of a share of common stock.  None of the rights of the common stock are being changed as a result of the reverse split and, therefore, the rights of the shareholders will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock and liquidation after any preference shares and dividends when and if declared by the board of directors.  Shareholders do not have any dissenter or appraisal rights in connection with the reverse split.  There will be no change in the number of shareholders as a result of the reverse split.  There is no intention to take the company private because of the reverse split or otherwise.

We are presently authorized under our articles of incorporation to issue 300,000,000 shares of common stock, and no preferred stock. In this proxy statement, we are  also seeking the approval an amendment to our articles of incorporation to authorize a class of preferred stock (see Proposal 3).

If the proposal to effect a reverse split of the common stock is approved, after the reverse split the company will have approximately 178,334 shares of common stock issued and outstanding. The company will not issue any fractional shares, but will round up to the next whole number of shares of common stock for the stockholder’s aggregate holdings.

Rational for Effecting the Stock Split

In the judgment of the board of directors, the change of the company’s outstanding capitalization is desirable to consolidate the outstanding float and to facilitate any acquisitions or mergers that it may seek to engage in.  The company does not have any plans, arrangements or contracts at this time to effect an acquisition or business combination, but it has determined that a change in its capital structure would be beneficial in its efforts to achieve an acquisition or business combination.

No Exchange of Stock Certificates Required

Shareholders of the common stock will not be required to exchange outstanding stock certificates for new certificates in connection with the reverse split.  Shareholders holding common stock may submit their share certificates to the company’s transfer agent, Pacific Stock Transfer, located at 500 E Warm Springs Rd, Suite 240 Las Vegas NV, 89119 and have a new certificate issued to them representing the number of shares of common stock held after the reverse split.

Approval Requirement and Board of Directors Recommendation

The approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of common stock.  The board of directors believes that the advantages of the proposed amendment implementing a reverse split of the common stock outweigh the possible disadvantages of the amendment.  Accordingly, the board of directors has unanimously approved the proposed amendment and unanimously recommends approval by shareholders.

Notwithstanding the shareholders approving the amendment to effect a stock split of the common stock, the board of directors may elect not to file the certificate of amendment to implement the stock split if they decide that it is in the best interests of the company not to do so.

Unless authority is withheld, voted against or abstained, the proxies solicited by our board of directors will be voted “FOR” the reverse stock split.

PROPOSAL 3:
AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS
OF  PREFERRED STOCK OF THE COMPANY

Description of the Proposal

Our articles of incorporation currently do not provide for the issuance of preferred stock. On May 1, 2008, the board of directors authorized an amendment to our articles of incorporation to authorize a class of preferred stock of the Company, subject to shareholder approval. Upon approval by the shareholders, this proposal would amend the articles of incorporation to provide for the creation of a class of preferred stock in the amount of ten million (10,000,000) shares, having such terms, rights and features as may be determined by the board of directors. A form of certificate of amendment to our articles of incorporation is attached to this proxy statement as Exhibit A.

The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the shareholders in advance and the terms, rights and features of which are determined by the board of directors from time to time. The authorization of blank check preferred stock would permit the board of directors to create and issue preferred stock from time to time in one or more series. Subject to the company’s articles of incorporation, as amended from time to time, and the limitations prescribed by law or by any stock exchange or national securities association trading system on which the company’s securities may be listed, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the company and its shareholders.

Rationale for Creating Blank Check Preferred Stock

Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these trends, the board of directors has concluded that the company should have a full range of capital financing alternatives available in its articles of incorporation.

The proposed amendment to the articles of incorporation will provide the company with increased flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the board of directors for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the company, or issuance as all or part of the consideration to be paid by the company for acquisitions of other businesses or their assets. The board of directors has no present intent, plans, understandings, agreements or commitments to issue any preferred stock.

Anti-Takeover Effects of the Proposed Amendment

The issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change of control of the company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to make it more difficult to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage potential acquirors, and could therefore deprive shareholders of benefits they might otherwise obtain from an attempt to acquire ownership or control of the company, such as selling their shares at a premium over market price. Moreover, the issuance of such additional shares to persons friendly to the board of directors could make it more difficult to remove incumbent directors from office in the event such change were to be deemed advisable by the stockholders.

While the proposed amendment to the articles of incorporation may have anti-takeover consequences, the board of directors believes that the benefits it would confer on the company outweigh any disadvantages. In addition to the enhanced ability to finance purchases and secure capital, as discussed above, the company would gain a degree of protection from hostile takeovers that might be contrary to the interests of the company and the shareholders. The board of directors believes it is in the best interest of the company and the shareholders to encourage potential acquirers to negotiate directly with the board rather than taking unilateral action. Only when empowered to negotiate on behalf of the company can the board have the best possible opportunity to secure the terms that best serve the interests of the company and all the shareholders.

Approval Requirement and Board of Directors Recommendation

The approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of common stock.  The board of directors believes that the advantages of the proposed amendment to authorize a class of preferred stock outweigh the possible disadvantages of the amendment. Accordingly, the board of directors has unanimously approved the proposed amendment and unanimously recommends approval by shareholders.

Notwithstanding the shareholders approving the amendment to authorize a class of preferred stock, the board of directors may elect not to file the certificate of amendment to authorize a class of preferred stock of the company if they decide that it is in the best interests of the company not to do so.

Unless authority is withheld, voted against or abstained, the proxies solicited by our board of directors will be voted “FOR” the authorization a class of preferred stock of the company.

INDEPENDENT AUDITOR

The board of directors has selected the independent accounting firm of STS Partners, LLC. as our auditors for the year ending December 31, 2008.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are bearing the cost of this solicitation.  In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers and regular employees at nominal cost.  Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock.

2008 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2009 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by January 21, 2009.  Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the board of directors a candidate for election to the board of directors should send their letters to Paradigm Oil and Gas, Inc., 31 Walmer Road Suite 6, Toronto Ontario, M5R 2W7, Canada, Attention: Board of Directors.  Shareholders must follow certain procedures to recommend to the board of directors candidates for election as directors.  In general, in order to provide sufficient time to enable the board of directors to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2009 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office, not later than April 5, 2009.

ANNUAL REPORT

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, containing audited financial statements, accompanies this proxy statement. Upon written request, we will send to shareholders of record, without charge, additional copies of our Annual Report on Form 10-KSB (without exhibits) and additional copies of this proxy statement, each of which we have filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record, copies of any exhibit to our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. All written requests should be directed to the Chief Executive Officer of our company at our address set forth on the first page of this proxy statement.

OTHER MATTERS

The board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement.  Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Marc Juliar, Chairman of the Board

Toronto, Ontario
June 17, 2008

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada  89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

    USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                        ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.         Name of corporation:                                              Paradigm Oil and Gas, Inc.

2.         The articles have been amended as follows (provide article numbers, if available):

Article Four is hereby deleted in its entirety and replaced with the following:
“The Corporation shall have authority to issue Three Hundred Ten Million (310,000,000) shares of capital stock, consisting of Three Hundred Million (300,000,000) shares of common stock, par value of $0.001 per share (“Common Stock”); and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called “Directors’ Resolution.”).
All shares of Common Stock shall be identical and each share of Common Stock shall have one vote. The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any Directors’ Resolution or Resolutions.
On July ___, 2008, the Corporation effectuated a reverse stock split for the outstanding shares of Common Stock at the rate of one share for every three hundred shares, without changing the authorized capital of the Corporation which remains at 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.”

3.         The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:  _________.

4.         Effective date of filing (optional):  __________________________________________.
    (must not be later than 90 days after the certificate is filed)

5.         Officer Signature (Required):   X      __________________________________________
Marc Juliar, Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.